Exhibit 99.1
FOR IMMEDIATE RELEASE
Press Release
TRICO SUPPLY GROUP ANNOUNCES AGREEMENT IN PRINCIPLE WITH LENDERS AND ACCEPTS NOTES FOR EXCHANGE IN OUT-OF-COURT FINANCIAL RESTRUCTURING
— Restructuring to Reduce Total Debt Outstanding From $468 million to Approximately $75 Million—
—Restructuring Offer Increases Financial Flexibility and Improves Capital Structure of
DeepOcean, CTC Marine and Trico Offshore—
—Restructuring Provides $100 Million Facility for Working Capital Borrowing—
—Operations Will Continue Without Interruption—
     HOUSTON, Texas, April 21, 2011 — Trico Supply AS and Trico Shipping AS (together the “Company” or “Trico Supply Group”), subsidiaries of Trico Marine Services, Inc. (Pink Sheets: TRMAQ) (“Trico Marine”) and whose subsidiaries include DeepOcean AS (“DeepOcean”) and CTC Marine Projects Ltd. (“CTC”), announced today that they have reached an agreement in principle with their working capital facility lenders. The Company also announced that it has accepted for exchange $396,454,000, or over 99.1%, of its 11 7/8% Senior Secured Notes due 2014 that had been tendered in its exchange offer (the “Exchange Offer”) to noteholders. In the Company’s out-of-court restructuring, these noteholders, the Company’s lenders and Trico Marine entities holding intercompany claims and interests, will be equitized and proportionately share all the common stock (the “New Common Stock”) of DeepOcean Group Holding AS, a new Norwegian private limited company. The Company and its subsidiaries will no longer be subsidiaries of Trico Marine but of DeepOcean Group Holding AS, a new company to be based in Europe. Operations will continue in the normal course.
     The Exchange Offer is expected to conclude on or about April 28, 2011. As the Company expects to finalize the out-of-court restructuring, the Company has set aside its efforts to seek further support for a prepackaged plan of reorganization.
     “Today’s announcement represents a major accomplishment in the Trico Supply Group’s financial restructuring efforts and we are very pleased to have received the approval from its noteholders and other creditors,” said Richard A. Bachmann, Trico Marine’s Chairman of the Board of Directors, President and Chief Executive Officer. “The debt-to-equity swap will enable the Trico Supply Group to reduce total debt to approximately $75 million and provides the Company with increased operating flexibility and a more appropriate capital structure for a company its size. Once the restructuring is complete, we believe that the Company, including its primary business units of DeepOcean and CTC Marine, will be in an excellent position to take advantage of improving market conditions and global growth opportunities.”
     Mr. Bachmann added, “The Trico Supply Group looks forward to an improved liquidity position from which it will be able to better serve its customers. We remain committed to quality, consistency and customer service, and we appreciate the dedication of all our employees, whose hard work is critical to our success. We also thank our customers, vendors and all of our stakeholders for their continued support.”
     The restructuring will reduce the Company’s total debt outstanding from $468 million to approximately $75 million. As part of the restructuring, the Company will also receive a new $100 million first priority senior secured credit facility that would be used to refinance some existing debt and fund working capital borrowings.
     Trico Marine and some of its subsidiaries will receive shares of common stock of DeepOcean Group Holding AS. However, the out-of-court financial restructuring of the Trico Supply Group does not otherwise alter Trico Marine’s pending bankruptcy proceeding before the US Bankruptcy Court.
     Additional information regarding the Exchange Offer will be filed with the SEC in our 8-K later today.

     The Exchange Offer is being made, and the New Common Stock is being offered and issued within the United States only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or institutional “accredited investors,” as defined in Rule 501 under the Securities Act, and outside the United States to non-U.S. investors. The New Common Stock to be offered has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     This press release is for informational purposes only and does not constitute an offer to purchase the Notes or the New Common Stock or an offer to sell securities. The Exchange Offer and the Consent Solicitation are only being made pursuant to the Confidential Offering Circular, Consent Solicitation Statement and Disclosure Statement for Prepackaged Plan and the supplements thereto which explain the full terms and conditions of the Exchange Offer and the Consent Solicitation. The Exchange Offer and Consent Solicitation are not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders of the Notes should read them carefully, as well as the amendments or supplements to those documents, because they contain important information. In addition, the Company will provide copies of these documents free of charge to holders of its outstanding Notes upon request to Epiq Systems Inc., at (646) 282-2400.
About Trico
     Trico Marine is an integrated provider of subsea, trenching and marine support vessels and services. Trico Marine’s towing and supply division provides a broad range of marine support services to the oil and gas industry through use of its diversified fleet of vessels including the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment, and support for the construction, installation, repair and maintenance of offshore facilities. Trico Marine’s subsea services and trenching/installation divisions control a well equipped fleet of vessels and operate a fleet of modern ROVs and trenching and other subsea protection equipment. Trico Marine is headquartered in Houston, Texas and has a global presence with operations in the North Sea, West Africa, Mexico, Brazil and Southeast Asia. For more information about Trico Marine Services, Inc. visit us on the web at www.tricomarine.com.
Forward-looking Statements:
     Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on Trico Marine’s current expectations and beliefs concerning future developments and their potential effect on Trico Marine. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Trico Marine will be those that it anticipates. Trico Marine’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the ability of Trico Supply to implement a debt-for-equity conversion; (ii) Trico Marine’s and its subsidiaries’ ability to continue as a going concern; (iii) Trico Marine’s and its subsidiaries’ ability to obtain court approval with respect to motions in Trico Marine’s chapter 11 cases; (iv) the ability of Trico Marine to confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; (v) the ability of Trico Marine and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (vi) Trico Marine’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the chapter 11 cases on Trico Marine’s liquidity or results of operations; (viii) the ability of Trico Marine to attract, motivate and/or retain key executives and employees; (ix) the ability of Trico Marine to attract and retain customers; and (x) other risks and factors regarding Trico Marine and its industry identified from time to time in Trico Marine’s reports filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Trico Marine undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

CONTACTS
Meaghan Repko / Nicholas Lamplough
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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